Exhibit 5.1

JONES DAY

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO 44114-1190

TELEPHONE: (216) 586-3939  •  FACSIMILE: (216) 579-0212

June 30, 2011

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio   45840-3229

Re:	Registration Statement on Form S-8 Filed by Marathon Petroleum Corporation

Ladies and Gentlemen:

We have acted as counsel for Marathon Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the Marathon Petroleum Thrift Plan (the “Plan”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the 15,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share, that may be issued or delivered and sold pursuant to the Plan have been authorized by all necessary corporate action of the Company and will be, when issued or delivered and sold in accordance with such Plan, validly issued, fully paid and nonassessable, provided that the consideration for such Shares is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan will be in full force and effect at all times at which such Shares are issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares to be issued and sold pursuant to the Plan under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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